Exhibit 10.48

FRIENDFINDER NETWORKS INC.

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (this “Agreement”), dated as of ________ (the “Grant Date”), between FriendFinder Networks Inc., a Nevada corporation (the “Company”) and ________________ (“Participant”).

WHEREAS, Participant is currently a Non-Employee Director of the Company; and

WHEREAS, the Company desires to grant to Participant an option to purchase shares of Common Stock, $0.001 par value per share, of the Company (“Common Stock”) in the amount, and subject to the terms and conditions, set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, intending to be legally bound hereby, the parties hereto agree as follows:

1.

Grant of Option.

(a)

The Company hereby grants to Participant an option (the “Option”) to purchase ________ shares (the “Shares”) of Common Stock at a per-Share purchase price equal to the per-Share price offered to the public at the time of an IPO (the “Exercise Price”).  The Company shall cause certificates for any Shares purchased pursuant to the exercise of any portion of this option to be delivered to Participant upon payment of the Exercise Price in full, all subject to the terms and conditions hereinafter set forth.  The Option granted hereby is a nonqualified stock option.

(b)

The Option granted to Participant pursuant to this Agreement is granted pursuant to the FriendFinder Networks Inc. Amended and Restated 2008 Stock Option Plan (the “Plan”), a true and correct copy of which is attached hereto as Exhibit A.  The provisions of the Plan are incorporated herein by reference.  Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

2.

Vesting.

(a)

Subject to Section 2(b) below, this Option shall vest to the extent of twenty percent (20%) on the first anniversary of the date hereof and an additional twenty percent (20%) on each of the succeeding four anniversaries of the date hereof (each vesting date specified therein is hereafter referred to as a “Vesting Date”); provided, however, that the Participant may exercise the vested portion of the Option only after that date which is 18 months after the date of an IPO (such date being hereinafter called the “Effective Date”).

(b)

(i)

Termination of Vesting in the Event of Death. In the event of Participant’s death during the term of this Option, the Option shall cease to vest with respect to any unvested shares as of the date of the Participant’s death.

(ii)

Acceleration of Vesting due to Change of Control.  In the event that during the term of this Option there occurs a Change of Control (as defined below), then the shares which are unvested at that time of such Change of Control shall immediately vest.  The term “Change of Control” shall mean: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who immediately prior to such merger, consolidation or other reorganization did not own 50% or more of the voting power of the Company own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office; (c) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (d) any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities, or (e) the liquidation or dissolution of the Company or the adoption of a plan of liquidation or dissolution by the Company.  For purposes of this paragraph, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.  A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

3.

Term and Termination.

(a)

This Option shall expire on the date that is ten (10) years from the Grant Date (the “Expiration Date”); provided, that in the event of Participant’s death this Option may be exercised, to the extent vested on the date of Participant’s death, by Participant’s Designated Beneficiary (or, if none has been effectively designated, by his or her executor, administrator or person to whom his or her rights under the Option shall pass by will or by the laws of descent and distribution) at any time prior to the earlier of (i) the date that is one year after death and (ii) the Expiration Date.

For purposes of this Agreement, “Employment” shall mean the Participant’s service on the Company’s Board of Directors as a Non-Employee Director.

(b)

Nothing contained in this Agreement shall limit or be deemed to limit the Company’s rights to terminate the Participant’s Employment.

4.

No Transfer of Option.  This Option may not be transferred by the Participant except by will or the laws of descent and distribution.  This Option may not be exercised during the Participant’s lifetime except by the Participant.  The term “transfer” shall include assign, dispose, pledge or hypothecate whether by operation of law or otherwise, or be made subject to sale under execution, attachment or similar process of this Option or any right or interest in this Option.  Any attempted transfer or other disposition of this Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon this Option, shall be null and void and without effect.

5.

Payment of Exercise Price and Tax Withholding.  On the date of the exercise of this Option, payment of the Exercise Price for the number of Shares with respect to which this Option is being exercised shall be made to the Company at the Company’s principal office, and shall be made at the option of the Participant (i) in cash or by personal or certified check, (ii) by delivery of Common Stock certificates (in negotiable form) representing shares of Common Stock (not subject to limitations on transfer) having a Fair Market Value equal to the aggregate Exercise Price of the shares of Common Stock with respect to which this Option is being exercised, (iii) through net exercise, using shares of Common Stock to be acquired upon exercise of this option, such shares of Common Stock being valued at their Fair Market Value on the date of exercise, or (iv) through such other form of consideration as is deemed acceptable by the Committee.  If the Participant does not make a choice as to the above, the exercise will be through net exercise using shares of Common Stock to be acquired upon exercise of this Option against payment of the exercise price and any withholding taxes due.  In addition and at the time of exercise, as a condition of delivery of the Common Stock, the Participant shall remit to the Company all required federal, state and local withholding tax amounts in the manner determined by the Committee.

6.

Investment Representation.  Upon the exercise of this Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended, relating to the Shares subject to this Option, the Participant hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that such Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Participant shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws.

7.

Limitations on Exercise of Option.  This Option shall not be exercisable, and no shares of Common Stock subject to this Option shall be purchased upon the exercise of this Option, unless and until the Company and the Participant shall have complied with all applicable federal or state registration, listing and qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding and conclusive.  The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

8.

No Rights as Director.  Nothing in this Agreement or this Option shall confer upon the Participant any right to continue as a member of the Board or to interfere in any way with the right of the Company or the Common Stockholders of the Company to terminate the Participant’s directorship in accordance with the Company’s by-laws.

9.

Adjustments.  If at any time while this Option is outstanding, the number of outstanding shares of Common Stock is changed by reason of a reorganization, recapitalization, Common Stock split or any of the other events described in Section 9 of the Plan, the number and kind of shares of Common Stock subject to this Option, and/or the exercise price of such shares, shall be adjusted in accordance with Section 9 of the Plan.

10.

Notices.  Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the Company’s offices.  Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

11.

Terms of Plan.  This Agreement shall be subject to all of the terms and conditions of the Plan.  If there is any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

12.

Construction.  The interpretation of this Agreement is vested in the Committee, and the Committee’s interpretation shall be final and conclusive.

13.

Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Florida, without giving effect to the choice of law principles thereof.

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IN WITNESS WHEREOF, the Company and Participant have caused this Stock Option Agreement to be duly executed on the day and year first above written.

FRIENDFINDER NETWORKS INC.

By: __________________________________
Name:

Title:

_________________________________
[PARTICIPANT]

[Signature Page to Stock Option Agreement]

Exhibit A

FriendFinder Networks Inc. Amended and Restated 2008 Stock Option Plan